UMB SCOUT KANSAS TAX-EXEMPT BOND FUND, INC.
A special meeting of the shareholders of the UMB Scout Kansas Tax Exempt
 Bond Fund, Inc.
the Fund was held on March 29, 2005.
The matters voted on by the shareholders of record as of January 31, 2005, and the results of the vote at the shareholder meeting held
March 29, 2005 were as follows
1. To approve the election of each of the six individuals nominated to serve on the Board.
NOMINEE AFFIRMATIVE WITHHELD TOTAL
William E. Hoffman, D.D.S. . .. . . . . 509,064.634 3,905.035 512,969.669
Eric T. Jager . . . . . . . . . . . . . 509,064.634 3,905.035 512,969.669
Stephen H. Rose . . . . . . . . . . . . 509,064.634 3,905.035 512,969.669
Stuart Wien . . . . . . . . . . . . . . 509,064.634 3,905.035 512,969.669
Andrea F. Bielsker . . . . . .. . . . . 509,064.634 3,905.035 512,969.669
William B. Greiner . . . . . .. . . . . 509,064.634 3,905.035 512,969.669
2. To approve an Agreement and Plan of Reorganization, pursuant to which the Fund, organized
as a Maryland corporation, would be
reorganized as a separate series of the Trust.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON-VOTES TOTAL
Kansas Tax Exempt Bond Fund . . . . . . . . . . 475,568.183 4,994.486 0.000
 32,407.000 512,969.669
3. To approve a new investment advisory agreement for the Fund.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Kansas Tax Exempt Bond Fund . . . . . . . . . . 507,975.183 4,994.486 0.000
0.000 512,969.669
4. To approve the modification or reclassification of certain fundamental investment restrictions relating to
BROKER
MATTER FUND AFFIRMATIVE AGAINST ABSTAIN NON VOTES TOTAL
4A Senior securities and borrowing Kansas Tax Exempt Bond Fund 478,949.567
 1,613.102 0.000 32,407.000
512,969.669
4B Underwriting securities Kansas Tax Exempt Bond Fund 478,949.567 1,613.102
 0.000 32,407.000 512,969.669
4C Real estate Kansas Tax Exempt Bond Fund 478,949.567 1,613.102 0.000 32,407.000 512,969.669
4D Lending Kansas Tax Exempt Bond Fund 478,949.567 1,613.102 0.000 32,407.000 512,969.669
4E Concentration of investments Kansas Tax Exempt Bond Fund 478,949.567
 1,613.102 0.000 32,407.000
512,969.669
4F Commodities Kansas Tax Exempt Bond Fund 478,949.567 1,613.102 0.000
 32,407.000 512,969.669
4G Reclassification of certain fundamental Kansas Tax Exempt Bond Fund 475,568.183 4,994.486 0.000 32,407.000
512,969.669
restrictions as non fundamental
5. To approve the redesignation of certain investment objectives from fundamental to non fundamental.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON-VOTES TOTAL
Kansas Tax Exempt Bond Fund . . . . . . . . . . 419,759.183 60,803.486 0.000
32,407.000 512,969.669
J U N E 3 0 , 2 0 0 5 63
6. To approve the redesignation of certain investment policies from fundamental to non fundamental.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON-VOTES TOTAL
Kansas Tax Exempt Bond Fund . . . . . . . . . . 419,759.183 60,803.486 0.000
32,407.000 512,969.669